EXHIBIT 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), is executed as of June 9, 2008, by and between Voyant International Corporation a Nevada corporation (the “Company”), and The Blue Heron Family Trust, an Alaskan trust (the “Lender”).

WHEREAS, the Company is preparing to conduct a Private Investment in Public Equity offering (the “PIPE Offering”);

WHEREAS, in order to fund the Company’s operations until such PIPE Offering is completed, the Company wishes to borrow $702,703 from the Lender as a short-term bridge loan;

WHEREAS, the Lender is willing to provide such financing on terms and conditions as set forth herein; and

WHEREAS, the Loan (as defined below) will be secured by all the assets of the Company pursuant to the terms of a Security Agreement, dated as of February 29, 2008 (the “Security Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

1.1

Defined terms. Certain capitalized terms used in this Agreement shall have the specific meanings defined below:

“Average Trading Price” shall mean the average closing bid price of the Company’s common stock for a period of 20 consecutive trading days prior to the Loan Closing Date.

“Business Day” shall mean a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close.

“Common Stock” shall mean the common stock of the Company.

“Default Rate” shall mean the higher of (a) the highest prime rate of interest per annum published in the Money Rate Table of the Western Edition of The Wall Street Journal, as adjusted on a daily basis, plus twelve and one-quarter percent (12.25%) per annum, or (b) twenty five (25.00%) per annum, in either case compounded annually. The occurrence of any Event of Default will result in the retroactive application of the Default Rate.

“Equity Securities” shall mean the capital stock of such person or entity and/or any Stock Equivalents of such person or entity.

“Indebtedness” shall mean:  (a) liabilities for borrowed money, (b) liabilities for the deferred purchase price of property (including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property), (c) all liabilities appearing on the Company’s balance sheet in accordance with generally accepted accounting, (d) all liabilities for borrowed money secured by any lien with respect to any property owned by the Company (whether or not it has assumed or otherwise become liable for such liabilities), (e) all the Company’s liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and (f) any guaranty of by the Company with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

“Interest Rate” shall mean 15.00% compounded annually.

“Loan Closing Date” or “Closing Date” shall mean the date upon which the Loan is made to the Company.

“Stock Equivalents” of any person or entity shall mean options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity of such person or entity.

“Term” shall mean the period commencing with the Closing Date and expiring on the Maturity Date, unless terminated earlier pursuant to the terms of this Agreement.

 “WAA Collateral” shall mean “Collateral” as defined in that certain Secured Promissory Note, made by the Company to WAA, LLC dated November 9, 2006.

ARTICLE 2
THE LOAN

2.1

Loan.  According to the terms and subject to the conditions of this Agreement, the Lender shall make a loan to the Company on the Loan Closing Date in the amount of $702,703 in two advances as set forth in Section 2.3 below (the “Loan”).  The Loan shall be evidenced by a single promissory note in the form attached hereto as Exhibit A (“Note”), duly executed on behalf of the Company and dated as of the Loan Closing Date.

2.2

Interest.  The Loan shall bear interest (“Interest”) from the date of an advance by the Lender until the Maturity Date (as defined below) at the Interest Rate (calculated on the basis of the actual number of days elapsed over a year of 360 days).  Interest is payable by the Company on each 30—day anniversary of the date of this Agreement.  Notwithstanding anything to the contrary, in no event shall the Interest Rate be less than 15.00% per annum, nor shall the Interest Rate be adjusted to exceed the maximum amount permitted by applicable law.

2.3

Prepayment of the Loan.  The Company may from time to time prepay all or any portion of the Loan without premium or penalty of any type.  The Company shall give the Lender at least three (3) Business Day prior written notice of its intention to prepay the Loan, specifying the date of payment and the total amount of the Loan to be paid on such date.  Once any portion of the Loan has been repaid, the funds may not be re-borrowed.

2.4

Maturity Date.  Unless the Loan is earlier accelerated pursuant to the terms hereof, the Loan and all accrued Interest thereon shall be due and payable in full on the earlier of (i) the date that is three hundred and sixty (360) days following the Loan Closing Date; and (ii) the date on which the Company has received an aggregate of $3,500,000 from the sale(s) of its Equity Securities, from and after the Loan Closing Date, in one or a series of transactions (the “Maturity Date”).

2.5

Conversion Right. The Lender shall have the right, at Lender’s option, at any time after the completion of the Term, to convert all, or, in multiples of $1.00, any part of the Loan into shares of the Company’s Common Stock equal to the outstanding principal amount of the Loan divided by the Conversion Price.

2.6

Conversion Price. The Loan will have a Conversion Price equal to the product of 0.8 multiplied by the Average Trading Price (the “Conversion Price”).

2.7

Forced Conversion. The Company shall have the right to force conversion of the Loan provided that the average closing bid price for the Common Stock for a period of 20 consecutive trading days exceeds a value equal to 5.0 multiplied by the Conversion Price.

2.8

Lender Approval of Subsequent Financing, Seniority.  The Company covenants and agrees that, until payment in full of all amounts due under this Agreement and the Note:

(a)

The Company shall consult with Lender prior to seeking or applying for additional bridge funding, other loans (with the exception of lines of credit obtained for working capital, and trade payables incurred,  in the ordinary course of business), other Indebtedness, or equity or equity-linked financing, including, without limitation, the sale of any Equity Securities;

(b)

The Company shall not accept, incur or enter into agreements for any additional bridge funding, other loans (with the exception of lines of credit obtained for working capital, and trade payables incurred, in the ordinary course of business), other Indebtedness (other than Indebtedness permitted under Section 2.8(d)), or equity or equity-linked financing, including, without limitation, the sale of any Equity Securities, without either (a) the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion or (b) all amounts outstanding under the Loan being paid from the proceeds of such transaction;

(c)

The Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly declare or pay any dividend or make any distribution on account of the Common Stock of the Company or any Equity Securities of its subsidiaries (other than dividends or distributions payable to the Company) without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion;

(d)

The Company shall not incur any Indebtedness (other than trade payables incurred in the ordinary course of business) without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion; and

(e)

The Company shall not voluntarily prepay any Indebtedness or any portion thereof (other than trade payables incurred in the ordinary course of business) without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion.

ARTICLE 3
CONDITIONS PRECEDENT TO THE LOAN

3.1

Conditions on the Loan Closing Date.  The obligation of the Lender to make the Loan pursuant to Section 2.1 shall be subject to the satisfaction, on or before the Loan Closing Date, of the conditions set forth in this Section.  If the conditions set forth in this Section are not met on or prior to the Loan Closing Date, the Lender shall have no obligation to make the Loan.

(a)

The Company shall have duly executed and delivered to the Lender the Note representing the Loan.

(b)

The Amended and Restated Security Agreement, dated as of February 29, 2008, to secure the repayment of all Obligations (as defined therein) to the Lender and granting the Lender a continuing security interest in all presently existing and hereafter acquired assets and property of the Company of whatever nature and wherever located, which such security interest shall be senior to all other security interests or encumbrances against the assets and property of the Company, except that security interest held by WAA, LLC in the WAA Collateral, shall be in full force and effect.

(c)

The Company shall have duly authorized, executed, and delivered to the Lender a Common Stock Purchase Warrant, in the form attached hereto as Exhibit B.

(e)

There shall exist no material adverse change in the condition (financial or otherwise), results of operations, assets, properties or prospects of the Company since March 31, 2008, the date of the most recent financial statements provided to Lender.

(f)

There shall exist no material default in any of the Company’s obligations under any contract or agreement.

(g)

The Company shall be in material compliance with all applicable laws.

(h)

The Company shall have retained Gemini Partners, Inc. or GP Group, LLC as its exclusive financial advisor in connection with the PIPE Offering, and shall provide evidence of such engagement.

(i)

The Lender shall have received such other documents, certificates, or other materials as it reasonably requests from the Company with respect to the transaction contemplated by Agreement, the Note, and the Security Agreement.

(j)

The Amended and Restated Intercreditor Agreement between WAA, LLC and the Lender dated as of February 29, 2008 shall be in full force and effect.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1

Due Incorporation and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the failure to be so qualified or licensed would reasonably be expected to have a material adverse effect on the business of the Company.

4.2

Due Authorization.  The Company has full right, power and authority to enter into this Agreement, to make the borrowings hereunder and execute and deliver the Note as provided herein and to perform all of its duties and obligations under this Agreement, the Note, and the Security Agreement.  The execution and delivery of this Agreement, the Note, and the Security Agreement will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or the Company’s bylaws or certificate of incorporation.  All necessary and appropriate corporate action on the part of the Company has been taken to authorize the execution and delivery of this Agreement, the Note and the Security Agreement.  Concurrently with the execution of this Agreement, the Company will deliver to the Lender a copy of the minutes of the meeting of the Company’s Board of Directors authorizing the Company to enter into this Agreement, the Note and the Security Agreement, to make the borrowings as provided herein, and to perform all of its duties and obligations under this Agreement, the Note and the Security Agreement.

4.3

Enforceability.  Each of this Agreement, the Note, and the Security Agreement has been validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ right and to the availability of the remedy of specific performance.

4.4

Capitalization.  All of the Company’s authorized and outstanding equity securities (including securities convertible into equity securities) are identified on Schedule A attached hereto.  Other than as set forth on Schedule A, there are no outstanding shares of capital stock or any options, warrants or other preemptive rights, rights of first refusal or similar rights to purchase equity securities of the Company.  Other than as set forth on Schedule B, the Company has no Indebtedness.  Schedule B sets forth a true and correct list of all Indebtedness of the Company including the maturity dates and payment obligations and schedules thereof.

4.5

Subsidiaries.  Except as disclosed on Schedule C, the Company owns no securities of any other entity, and there are no outstanding shares of capital stock or any options, warrants or other preemptive rights, rights of first refusal or similar rights to purchase equity securities of any other entity.

4.6

Compliance with Laws.  The nature and transaction of the Company’s business and operations and the use of its properties and assets do not, and during the term of this Agreement shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.

4.7

Absence of Conflicts.  The execution, delivery and performance by the Company of this Agreement, the Note, and the Security Agreement, and the transactions contemplated hereby and thereby, do not constitute a breach or default, or require consents under, any agreement, permit, contract or other instrument to which the Company is a party, or by which the Company is bound or to which any of the assets of the Company is subject, or any judgment, order, writ, decree, authorization, license, rule, regulation, or statute to which the Company is subject.

4.8

Litigation and Taxes.  Except as disclosed in Schedule D, there is no litigation or governmental proceeding pending, or to the best knowledge of the Company after due inquiry, threatened, against the Company. Except as disclosed in Schedule D, the Company has duly filed all applicable income or other tax returns and has paid all material income or other taxes when due.  Except as disclosed in Schedule D, there is no controversy or objection pending, or to the best knowledge of the Company after due inquiry, threatened in respect of any tax returns of the Company.

4.9

No Omissions or Misstatements.  None of the information included in this Agreement, other documents or information furnished or to be furnished by the Company contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact.  Copies of all documents referred to herein have been delivered or made available to the Lender and constitute true and complete copies thereof and include all amendments, schedules, appendices, supplements or modifications thereto or waivers thereunder.

4.10

Financial Statements.  The financial statements of the Company are complete and correct, have been prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except for changes specified therein and except that unaudited financial statements are not accompanied by notes, and present fairly the financial condition, results of operations, shareholders’ equity and changes in financial position of the Company and its consolidated Subsidiaries as of the dates thereof and for the periods specified therein.  Except as set forth in the balance sheet as of March 31, 2008 included in such financial statements or incurred in the ordinary course of business since March 31, 2008, the Company has no indebtedness, obligation or liability, absolute, accrued, contingent or otherwise, and there has been no material adverse change in the condition (financial or otherwise), results of operations, assets, properties or prospects of the Company.

4.11

Company Knowledge and Experience.  The Company (together with its accountants, legal counsel and other representatives with whom it has consulted in connection with this Agreement) has such knowledge, experience and access to professional advice in financial and business matters, including loans like the Loan, to be capable of evaluating the risks and merits of receiving the Loan pursuant to this Agreement, and the Company has obtained such professional third-party advice concerning the Loan and the transactions contemplated hereby as it has desired and deemed prudent.

4.12

Lender Security Interest.  The Lender holds a perfected security interest, or shall be able to effect such interest within a reasonable time after the Closing Date, in the Collateral (as defined in the Security Agreement).

ARTICLE 5
COVENANTS

5.1

Negative Covenants of the Company.  The Company covenants and agrees that, from the Loan Closing Date until the Maturity Date (and, in any event, during such time as any portion of the Loan or any Interest thereon is outstanding), without the prior written consent of the Lender, which consent may be withheld in Lender’s sole discretion, the Company will not:

(a)

create, incur, assume or suffer to exist, without the Lender’s prior written consent, which consent the Lender may withhold in its sole and absolute discretion, any secured Indebtedness (other than the Indebtedness related to the WAA Collateral) or any other Indebtedness (other than trade payables arising in the Company’s ordinary course of business) that is in any way senior or superior to this Agreement or the indebtedness represented hereby, except as permitted by Section 2.8(b);

(b)

issue any Equity Securities, except as permitted by Section 2.8(b) or pursuant to Stock Equivalents outstanding on the Loan Closing Date;

(c)

merge or consolidate with or into any other corporation or sell or otherwise convey 25% or more of its assets;

(d)

in a single transaction or series of related transactions, effect a significant acquisition of any business or entity (for purposes hereof, a “significant” acquisition shall be determined in accordance with Instructions 2, 3 and 4 or Item 2 of Form 8-K of the Securities and Exchange Commission);

(e)

engage in any business other than the business conducted by the Company on the Loan Closing Date;

(f)

declare, set aside or pay any dividend or other distribution on any of its capital stock;

(g)

engage in any transaction with any Affiliate (as such term is defined in Rule 501(b) of the Securities Act of 1933, as amended) on terms less favorable to the Company than could be obtained from an unrelated party;

(h)

amend its Articles of Incorporation or Bylaws in any manner that adversely affects the rights associated with this Agreement, the Common Stock issuable upon the exercise of the Warrant, or the Warrant; or

(i)

increase the principal amount of the Note above $702,703;

(j)

voluntarily prepay in whole or in part, or modify, any indebtedness outstanding on the Loan Closing Date, prior to the repayment of the Note in full, except that the Company may pay WAA, LLC $50,000 of the Company’s Indebtedness to WAA, LLC.

The Company will give notice to the Lender of any breach under any provisions of this Agreement within three (3) business days after the discovery by the Company of such breach.

5.2

Affirmative Covenants of the Company.  The Company covenants and agrees that, from the Loan Closing Date until the Maturity Date (and, in any event, during such time as any portion of the Loan or any Interest thereon is outstanding), the Company shall:

(a)

operate its business only in the ordinary course, maintain its properties and assets in good repair, working order and condition, and conduct all transactions with third parties, including affiliates of the Company, on an arm’s length basis;

(b)

cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

(c)

comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse effect on its business, properties or prospects;

(d)

deliver to the Lender within 15 days after the end of each fiscal month and within 30 days of the end of each fiscal quarter, (i) unaudited consolidated financial statements (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity) all in reasonable detail, fairly presenting the financial position and the results of operations of the Company as of the end of and through such periods, prepared in accordance with generally accepted accounting principles, consistently applied in the United States and consistent with past practice; (ii) a statement of any litigation or legal action pending or threatened against the Company certified as true and correct by the Company’s Chief Executive Officer; and (iii) such other reports as the Lender may reasonably request.  Lender acknowledges that said information will constitute material, nonpublic information and shall keep said information confidential until it has been publicly released by Company.

(e)

deliver to the Lender within five days after they are available (but in any event within ninety days after the end of each of its fiscal years) the Company’s audited annual financial statements and the Company’s annual budget, and allow the Lender reasonable access during normal business hours to visit the Company and inspect the financial records of the Company; and

(f)

provide the Lender with copies of all minutes of any meeting of the Board of Directors of the Company promptly after they become available, but in no event more than 4 days after the date of any meeting.

ARTICLE 6
DEFAULT

6.1

Events of Default.  The occurrence of any of the following events (each an “Event of Default”), not cured in the applicable cure period, if any, shall constitute an Event of Default of the Company:

(a)

a breach of any representation, warranty, covenant or other provision of this Agreement, the Note or the Security Agreement, which, if capable of being cured, is not cured within three days following the earlier of (i) notice thereof to the Company and (ii) the Company becoming aware of such breach;

(b)

the failure to make when due any payment described in this Agreement, the Note or the Security Agreement, whether on or after the Maturity Date, by acceleration or otherwise;

(c)

the failure of the Company to issue the Warrant to the Lender, and to thereafter comply with the terms thereof; or

(d)

(i) the application for the appointment of a receiver or custodian for the Company or the property of the Company, which application is not dismissed within 60 days, (ii) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, which petition, in the case of a filing against the Company, is not dismissed within 60 days (iii) any assignment for the benefit of creditors by or against the Company, or (iv) the Company becomes insolvent.

6.2

Effect of Default.  Upon the occurrence of any Event of Default that is not cured within any applicable cure period, the Lender may elect, by written notice delivered to the Company, to take any or all of the following actions:  (i) declare this Agreement terminated and the outstanding amounts under the Note to be forthwith due and payable, whereupon the entire unpaid Loan, together with accrued and unpaid Interest thereon, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other further notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Note or the Security Agreement to the contrary notwithstanding, (ii) increase the aggregate interest due to the Lender to be equal to the amount of the Loan multiplied by the Default Interest Rate from the Loan Closing Date until the Maturity Date (calculated on the basis of the actual number of days elapsed over a year of 360 days), as well as on any days Lender remains unpaid in full, including both principal and interest, following the Maturity Date and (iii) exercise any and all other remedies provided hereunder or available at law or in equity upon the occurrence and continuation of an Event of Default.  In addition, during the occurrence of any Event of Default, the Company shall not pay make any payment on any other outstanding indebtedness of the Company (other than indebtedness of the Company to which the Lender has agreed in writing to subordinate this Agreement and the Note hereunder).

ARTICLE 7
WARRANT

7.1

Issuance of Warrant.  The Company will issue to the Lender at the closing of the Loan a Common Stock Purchase Warrant (the "Warrant") to purchase common stock of Company in the form attached hereto as Exhibit C, appropriately completed as follows:

(a)

The number of shares for which the Warrant shall be exercisable shall be equal to the product of the Loan Amount and 1.5 multiplied by a fraction, the numerator of which is $1.00 and the denominator of which shall be equal to the average closing bid price of the Company’s common stock for a period of 20 consecutive trading days prior to the Closing Date (the “Average Trading Price”).  However, in the event that all or any portion of the Loan, all or any portion of the accrued Interest thereon and all other sums due hereunder and under the Note, have not been received by Lender on or before the date that is three hundred and sixty (360) days following the Loan Closing Date, the number of shares for which the Warrant shall be exercisable shall increase by ten percent (10%) per each thirty (30) day period or part thereof until the Loan and all accrued Interest are paid in full. The additional warrants shall herein be defined as the “Default Warrants” and the exercise price of the additional shares for which the Warrant shall be exercisable pursuant to the foregoing sentence shall be $0.01 per share.

(b)

Fifty percent (50%) of the shares for which the Warrant shall be exercisable shall have an exercise price equal to the Average Trading Price. The remaining shares for which the Warrant shall be exercisable shall have an exercise price equal to the product of the Average Trading Price and 1.5.

(c)

The date of the Warrant shall be the Loan Closing Date.

7.2

Warrant Obligations.  The Company shall comply on a timely basis with each and every obligation under the Warrant.

7.3

Registration Rights.  The Lender shall have the registration rights provided in Section 3 of the Warrant, “Registration Rights”.

ARTICLE 8
MISCELLANEOUS

8.1

Successors and Assigns; Participations.  Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.  This Agreement may be assigned solely by the Lender.  Furthermore, although this Agreement, the Note and the Security Agreement name the Lender as the holder thereof and/or the lender thereunder, the Lender is authorized to sell participation interests in the Loan to one or more other persons or entities.  The Company agrees that:  (a) each holder of a participation interest will be entitled to rely on the terms of this Agreement, the Note and the Security Agreement as if such holder had been named as an original party hereto and thereto; and (b) the Lender is authorized to provide all information furnished by the Company to the Lender to each holder of a participation interest.

8.2

Titles and Subtitles.  The titles and subtitles of the Sections of this Agreement are used for convenience only and shall not be considered in construing or interpreting this agreement.

8.3

Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Company, to: Dana Waldman, CEO
Voyant International Corporation
444 Castro Street, Suite 318
Mountain View, CA 94041
Fax: (650) 691-4458

with a copy to:
Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, CA 90024
Attn: Benjamin M. Alexander, Esq.
Fax: (310) 208-1154

if to the Lender, to: The Blue Heron Family Trust
Brothers Wealth Management, LLC
815-A Brazos Street #228
Austin, TX 78701
Attn: Daryl D. Brown, Discretionary and Investment Trustee

with a copy to:
Thompson & Knight L.L.P.
1700 Pacific Ave., Suite 3300
Dallas TX 75201
Attn: William J. Schuerger, Esq.

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed.  All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

8.4

Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

8.5

Waiver and Amendment.  Any term of this Agreement may be amended, waived or modified with the written consent of the Company and the Lender.

8.6

Remedies.  No delay or omission by the Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Lender and the undersigned or any other person shall be deemed a waiver by the Lender of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Lender or the exercise of any other right, remedy, power or privilege by the Lender.  The rights and remedies of the Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.

8.7

Expenses.  The Company shall pay all customary costs and expenses incurred by the Lender in connection with the negotiation and preparation of the documents contemplated by this Agreement and the Loan closing (including the Lender’s reasonable attorneys’ fees).

8.8

Integration.

This Agreement, along with the Note and the Security Agreement, constitutes the complete and exclusive agreement between the Company and the Lender with respect to the subject-matter herein and replaces and supersedes any and all other prior written and oral agreements or statements by such parties hereto relating to such subject-matter.

8.9

Prevailing Party.

If either party hereto brings any legal suit, action or proceeding against another party arising out of, relating to, or concerning the interpretation or the enforcement of rights and duties hereunder or any transaction related hereto (collectively, an “Action”), the losing party shall pay to the prevailing party a reasonable sum for attorneys’ fees and shall reimburse all costs (whether or not such costs are otherwise recoverable under the provisions of the California Code of Civil Procedure or other statutory law of California or any other jurisdiction) incurred in connection with the prosecution or defense of such Action and/or enforcement of any judgment, order, ruling or award granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a judgment, order, ruling or award.  “Prevailing Party” within the meaning of this Section includes, without limitation, a party which agrees to dismiss an Action on the other party’s payment of some or all sums allegedly due or performance of some or all of the covenants allegedly breached, or which obtains substantially the relief sought by it.

IN WITNESS WHEREOF, the Company has caused this Loan Agreement to be signed in its name on the date first set forth above.

By:	/s/ Daryl D. Brown
Daryl D. Brown Discretionary and Investment Trustee The Blue Heron Family Trust

By:	/s/ David R. Wells
David R. Wells Chief Financial Officer Voyant International Corporation

SCHEDULE A
CAPITALIZATION OF THE COMPANY

	Issued and Outstanding	Options/ Warrants	Fully Diluted

Common Shares
Dana Waldman/WAA	—	17,000,000	17,000,000
Mark Laisure	10,500,000	2,000,000	12,500,000
Scott Fairbairn	15,000,000	2,000,000	17,000,000
Herschel Stiles	—	3,000,000	3,000,000
Steffen Koehler	—	3,000,000	3,000,000
David Wells	100,000	2,800,000	2,900,000
RHC Transaction	18,165,000	—	18,165,000
Converted Noteholders	17,096,092	4,453,054	21,549,146
Other Common Holders	57,612,900	13,605,363	71,218,263
Murray etal	7,000,000	16,333,333,	23,333,333
Employee Option pool	—	1,600,000	1,600,000
Bridge Investors	—	36,150,023	36,150,023
Total Shares Outstanding	125,473,992	101,941,773	227,415,765

Schedule A - 1

SCHEDULE B
INDEBTEDNESS

Voyant International Corporation
Schedule of Debts as of June 6, 2008 (Unaudited)

Name	Date Made	Outstanding	Interest	Form	Date Due
Jack Levitt	10-Sep-07	$25,000	12%	Convertible note	9-Sep-08
Donald Sandler	10-Sep-07	$25,723	12%	Convertible note	9-Sep-08
Harold Seidel	10-Oct-07	$51,447	12%	Convertible note	9-Oct-08
Buckeye Management	13-Dec-07	$102,411	12%	Convertible note	12-Dec-08
John Shaw	09-Jan-08	$133,551	12%	Convertible note	8-Jan-09
Leslie Rich	01-Feb-08	$49,409	12%	Convertible note	31-Jan-09
Donna Tepper	07-Mar-08	$22,724	12%	Convertible note	7-Mar-09
Robert Holtz	12-Dec-05	$300,000	None	Demand note	None
WAA, LLC	11-Sept-06	$300,000	8%	Term note	11-Aug-09
Shai Stern	05-Jul-07	$61,574	12%	Term note	None
Maple Ridge Insurance Service	29-Feb-08	$2,016,849	15%	Term note	25-Oct-08

Notes:
- Does not include payables and accruals from normal operations
- Interim period numbers are not audited or reviewed

Schedule B - 1

SCHEDULE C
SUBSIDIARIES

Voyant International Corporation
RocketStream Holding Corporation
Zeroes & Ones Technologies, Inc.
RocketStream, Inc.

Schedule C - 1

SCHEDULE D
LITIGATION; TAXES

On February 20, 2008 the Company was served with a complaint from Joseph Montesi related to an alleged loan transaction with Zeros & Ones, Inc. dating back to 2001. The original loan is alleged to have been $100,000. Plaintiff alleges damages for non-payment and the Company's failure to issue a warrant for 250,000 shares of the Company's common stock.  The Company believes the complaint is without merit and intends to vigorously defend against this action.

Schedule D - 1

EXHIBIT A
PROMISSORY NOTE

See attached.

Exh A - 1

EXHIBIT B
SECURITY AGREEMENT

See attached.

Exh B - 1

EXHIBIT C
COMMON STOCK PURCHASE WARRANT

See attached.

EXHIBIT D
INTERCREDITOR AGREEMENT

See attached.